Exhibit 99.1

JOINT PRESS RELEASE
Trinity Industries, Inc. (“Trinity”) and Wafra Inc. (“Wafra”) announce the launch of a joint venture partnership between Trinity and certain funds managed by Wafra targeting up to $1 billion in leased railcar investments
8/18/2021
DALLAS and NEW YORK – (BUSINESSWIRE) - Trinity Industries, Inc. (NYSE: TRN) (“Trinity”), a leading provider of railcar products and services in North America, and Wafra Inc. (“Wafra”), a global alternative investment manager, today announced a new railcar investment vehicle (“RIV”) program between Trinity and certain funds managed by Wafra (“Wafra Funds”). The RIV program will invest in diversified portfolios of leased railcars originated by Trinity Industries Leasing Company (“TILC“) targeting up to $1 billion in total acquisitions over an expected three-year investment period.
The RIV program is structured as a new joint venture, Signal Rail Holdings LLC (“Signal Rail”), between Wafra Funds and Trinity, with Wafra Funds owning 90% and TILC owning 10% of Signal Rail. TILC will continue to service all railcars owned by Signal Rail.
In connection with the launch of the RIV program, Signal Rail has acquired an initial portfolio of approximately 3,600 railcars (the “Initial Portfolio”), representing a diverse pool of on-lease railcars from TILC’s leased railcar fleet. Signal Rail financed the acquisition of the Initial Portfolio through SRL 2021-1, an asset-backed securitization comprising $265 million in two classes of notes rated by S&P and KBRA.
The acquisition of the Initial Portfolio by Signal Rail, and the closing of SRL 2021-1, were both completed today, August 18, 2021.
"Wafra is pleased to launch this partnership with Trinity, an established market and thought leader in railcar leasing and manufacture,” said Fawaz Al-Mubaraki, Wafra's Chief Executive Officer. “Through this joint venture, Wafra builds on its portfolio of high-quality real asset investments. As long-term investors, we recognize the importance of forming partnerships with industry leaders like Trinity, as well as ensuring meaningful alignment as the basis of shared success. We look forward to growing our partnership with Trinity in the years ahead.”
Trinity’s Chief Executive Officer and President, Jean Savage, commented, “We are excited to join with Wafra as the latest partner in our RIV platform. This joint venture brings together parties with aligned strategies of long term investments in quality assets with high quality investment partners like Wafra. We believe today’s announcement underscores the attractive return and cash flow attributes of our railcar assets. This partnership is an important milestone in Trinity’s long-term plan to optimize our balance sheet and amplify our return on equity.”
Forward-Looking Statements
Some statements in this News Release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, including transactions with and actions relating to the joint venture. The assumptions underlying these forward-looking statements include, but are not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date hereof, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. In particular, the closing of future sales to the joint venture are subject to general market and other conditions, which in turn are subject to a broad range of risks and uncertainties that could affect Trinity, and there are no assurances that such sales will be completed when expected or at all. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
About Trinity
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control. Trinity reports its financial results in three principal business segments: the Railcar Leasing and Management Services Group, the Rail Products Group, and All Other. For more information, visit: www.trin.net.
About Wafra
Wafra Inc. is a global alternative investment manager. Wafra manages assets and capital commitments of approximately $27 billion1. Wafra invests across a wide range of alternative assets, including real assets and infrastructure, private equity, strategic partnerships, real estate, and liquid markets. By providing flexible and accretive capital solutions and focusing on long-term partnerships, Wafra aligns and partners with best-in-class companies and management teams. Headquartered in New York, Wafra and its affiliated and associated firms have additional offices in Austin, London, Kuwait and Bermuda. For more information please visit www.wafra.com.

For Inquiries relating to Trinity, please contact:
Investor Contact:
Eric Marchetto, Executive Vice President and Chief Financial Officer
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd, Vice President-Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909

[1] Estimated as of March 31, 2021	Page 2

For Inquiries relating to Wafra, please contact:
Katrina Allen, Edelman
(917) 640-2753
Katrina.allen@edelman.com
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